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                                                                   Exhibit 10.18

                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (hereinafter the "Agreement"), dated as of March __, 1998, by and between PALM BEACH BEDDING COMPANY, a Florida corporation (the "Company"), and MICHAEL W. BUBIS (the "Executive"), and joined in by SLEEPMASTER L.L.C., a New Jersey limited liability company ("Sleepmaster"), and by SLEEPMASTER HOLDINGS, L.L.C., a New Jersey limited liability company ("Holdings"), each for purposes of being bound by the covenants respectively made by them in this Agreement.


                              W I T N E S S E T H:

         WHEREAS, Sleepmaster Acquisition Corp. ("Sub"), a Florida corporation and a wholly-owned subsidiary of Sleepmaster, has merged with and into the Company, pursuant to the Agreement and Plan of Merger, dated as of March 2, 1998 (the "Merger Agreement"), whereupon the separate existence of Sub shall cease and the Company shall continue as the surviving corporation and become a wholly-owned subsidiary of Sleepmaster, upon the terms and conditions set forth in the Merger Agreement (the "Merger"); and

         WHEREAS, the Executive has heretofore been employed by the Company as its President; and

         WHEREAS, the Company desires to continue to employ the Executive after the Merger and it is a condition precedent to the transactions contemplated by the Merger Agreement that this Agreement be entered into, and the Executive desires to accept such continued employment, upon the terms and conditions set forth in this Agreement; and

         WHEREAS, the Executive and the Company wish to set forth the terms of the continued employment of the Executive.

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, of the foregoing recitals which are acknowledged by the parties to be true and correct in all respects and which are incorporated into this Agreement, and of other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed by and between the Executive and the Company, as follows:

         1. Employment. Subject to the terms and conditions of this Agreement, during the Employment Term (as defined in Section 2) the Company will employ the Executive, and the Executive will be employed exclusively by the Company. The Executive will hold the office of President and such additional offices as the Board of Directors of the Company (the "Board") may from time to time determine. The Executive will devote his entire business efforts to the Company. The Executive's duties shall be full time and shall include all the responsibilities of a chief executive officer of a bedding manufacturing and sales company. In that connection, the Executive agrees to perform such duties as the Board shall reasonably required, consistent with the services previously furnished by the Executive to the Company as President during the period commencing in calendar year 1992 through the date of this Agreement and consistent with the employment status previously
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enjoyed by the Executive during the aforesaid period and subject to the terms of this Agreement; provided, that the Board may require one or more signatures in addition to the addition to the signature of the Executive on certain or all of the Company's bank drafts and checks. Nothing in this Section 1, however, will prevent the Executive from making and monitoring personal investments and engaging in community affairs that are not inconsistent with the Executive's duties under this Agreement, including his duties and obligations under Sections 8, 9 and 10. Sleepmaster will vote its shares of stock in the Company to cause the Executive to be elected as a director of the Company during the Employment Term of this Agreement and will encourage its own members to cause the Executive to be elected to the Board of Advisors of Sleepmaster during the Employment
Term. Sleepmaster and the Company each agree and acknowledge that it is a material term of this Agreement that during the Employment Term the Executive be named and serve as a member of the Board of Advisors of Sleepmaster and Holdings. The Executive will fulfill his duties as a director of the Company and as a member of the Boards of Advisors of Sleepmaster and Holdings without additional compensation.

         2. Employment Term. As used in this Agreement, "Employment Term" means the three-year period beginning on the date of this Agreement and ending on the third anniversary of such date, projected to be on or about February 28, 2001 (the "Expiration Date"); provided, that if the Company terminates the Executive's employment prior to the Expiration Date, or if the Executive terminates his employment with the Company prior to the Expiration Date or if the Executive's employment with the Company terminates by reason of the Executive's death prior to the Expiration Date, "Employment Term" shall mean the period commencing as of the date of this Agreement and ending on the date of such termination. Notwithstanding that the Employment Term may end prior to the Expiration Date as a result of events described in the preceding sentence, the Company's continuing obligations to the Executive in each such instance are described in Sections 5, 6 and 7 of this Agreement, and the Executive's continuing obligations to the Company in each such instance are described in Sections 9, 10, 11, and 12 of this Agreement.

         3.       Compensation.

                  (a) During the first twelve-month period within the Employment Term, the Executive's base salary (the "Base Salary") shall be paid at the rate of $290,000 per annum. Immediately following such twelve-month period and thereafter during the Employment Term the Base Salary shall be increased at twelve-month intervals by a percentage of increase consistent with the increases granted to other members of senior management of the Company and Sleepmaster relating to the same twelve-month period. The Base Salary for each year of this Agreement shall be paid by the Company in equal regular installments in accordance with the Company's general payroll practices, but no less frequently than monthly, and shall be subject to customary federal withholding with respect to wages.

                  (b) For each fiscal year during the Employment Term, the Executive will be eligible to receive a bonus (the "Bonus Payment") based on the Company's achievement of the Target EBITDA for such fiscal year as set forth on the Company's EBITDA Plan attached as Schedule A hereto (the "EBITDA Plan"). Except as otherwise provided in Section 7, if any portion of the Executive's employment during the Employment Term is less than a full fiscal year of the Company (a "Fiscal Year"), then with respect to each such shortened Fiscal Year the Target EBITDA shall be prorated (on the basis of a 365-day year). The Bonus Payment with respect to the Executive's


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services during such shortened period shall be calculated utilizing a "replaced"
Target EBITDA amount for purposes of calculating the Bonus Payment during that shortened period, equal to an amount equal to the Target EBITDA with respect to such Fiscal Year containing such shortened period, multiplied by a fraction the numerator of which is the number of days during which the Executive was employed under this Agreement within the such shortened period and the denominator of which is 365.

                  (c) The Company will cause to be prepared, at its own expense and within a reasonable period of time after the end of each Fiscal Yar any part of which occurs during the Employment Term, financial statements showing the Company's achieved EBITDA computed as provided above for any partial Fiscal Year. Such financial statements must have been audited by the certified public accounting firm regularly engaged at the time by the Company, which firm must have expressed an opinion that these financial statements have been prepared in accordance with generally accepted accounting principles consistently applied.

                  (d) Once the Board has determined (which determination shall be made within 30 days from the issuance of the Company's audited financial statements) the achieved EBITDA for such Fiscal Year (or shortened period) as compared to the Target EBITDA for such Fiscal Year (or shortened period), (the "Achieved EBITDA Percentage"), then so long as the Achieved EBITDA Percentage for such Fiscal Year (or shortened period) equals or exceeds 80%, subject to the provisions of Sections 5 and 6, the Executive shall be entitled to receive the Bonus Payment in an amount equal to the product of (x) the Bonus Multiple (as set forth opposite the Achieved EBITDA Percentage below), (y) 20% and (z) the Executive's Base Salary for such Fiscal Year. The Bonus Payment shall be made within ten business days of the Board's determination.

                  ---------------------------------------------
                  Achieved EBITDA Percentage     Bonus Multiple
                  ---------------------------------------------
                             80%                       50%
                  ---------------------------------------------
                            100%                      100%
                  ---------------------------------------------
                            110%                      125%
                  ---------------------------------------------
                            120%                      150%
                  ---------------------------------------------

                  (e) Each Bonus Multiple set forth above shall increase linearly as the Achieved EBITDA Percentage increases; therefore, so long as the Achieved EBITDA Percentage equals or exceeds 80%, if the actual Achieved EBITDA falls between any of the target Achieved EBITDA Percentages set forth above, the applicable Bonus Multiple shall be adjusted accordingly; provided, that in no event shall the Bonus Multiple exceed 150%. For example: (1) if the actual Achieved EBITDA Percentage is 90%, the Bonus Multiple shall be 75% or (2) the actual Achieved EBITDA Percentage is 115%, the Bonus Multiple shall be 137.5%.

         4.       Executive Benefits.

                  (a) During the Employment Term, the Executive shall be entitled to participate in such retirement, profit sharing and pension plans and life and other insurance programs, as well as other benefits programs, which are available to senior executive employees of Sleepmaster who are


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similarly situated, subject to the Company's policies with respect to all of such benefits or insurance programs or plans; provided, that except as expressly set forth herein, the Company shall not be obligated to institute or maintain any particular benefit or insurance program or plan or aspect thereof.

                  (b) During the Employment Term, the Executive will be entitled to four weeks' paid vacation each Fiscal Year in accordance with the vacation policies of Sleepmaster in effect for its executive officers and the executive officers of the Company from time to time. Vacation must be taken by the Executive at such time or times as is mutually agreeable. During the Employment Term, the Executive will also be entitled to the paid holidays and other paid leave set forth in the Company's employment policies. Vacation days and holidays during any Fiscal Year that are not used by the Executive during such Fiscal Year may not be used in any subsequent Fiscal Year.

                  (c) During the Employment Term, the Company shall reimburse the Executive or pay all reasonable travel and entertainment expenses, including reasonable expenses incurred by the Executive in attending conventions, seminars, and other business meetings, in appropriate business entertainment activities undertaken on behalf of the Company, in a manner consistent with the Executive's current employment and status as the President of the Company, subject to the Executive's submission of such documentation as the Company shall require.

                  (d) During the Employment Term, the Company will furnish the Executive office space, equipment, supplies, and such other facilities and secretarial and other personnel as the Company deems necessary or appropriate for the performance of the Executive's duties under this Agreement and consistent with the current status of the Executive as the President of the Company.

                  (e) During the Employment Term, the Company will provide the Executive with an annual allowance of $3,000 for payment of dues in such professional societies, organizations and social clubs as shall be determined by the Executive to have a legitimate business purpose.

                  (f) During the Employment Term, the Company will provide the Executive with an annual Nine Thousand Dollar ($9,000.00) automobile allowance, payable in equal monthly installments, and the Executive will provide his own automobile, and maintain and insure it at his own expense, for his business use in connection with the Executive's employment under this Agreement.

         5.       Termination.

                  (a) The Company shall have the right, at its election, to terminate the Executive's employment with the Company as follows:

                           (i) upon the death of the Executive, subject to the terms of Section 6(a);

                           (ii) for Cause (as defined in and subject to the terms of Section 5(b)), upon notice from the Company to the Executive; and

                           (iii) without Cause, defined as any termination by the Company of the Executive's employment relationship with the Company for any reason or for no reason, other than upon the death of the Executive or for "Cause" as defined in and

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                  subject to the terms of Section 5(b). The consequences of a
                  "without Cause" termination are described in Section 7 of this Agreement.

                  (b) As used in this Agreement, "Cause" shall be defined only as follows:

                           (i) the conviction of the Executive convicted of a felony under state or federal criminal law where the felony has a material adverse effect on the Company or brings the Company into disrepute;

                           (ii) a judicial determination that the Executive has engaged in fraud or embezzlement against the Company or engaged in gross negligence or willful misconduct injurious to the Company;

                           (iii) the material breach by the Executive of any of the Executive's material covenants under this Agreement and the failure of the Executive to cure such material breach in the manner hereinafter described (the Company and the Executive hereby agree that the Company's failure to achieve performance targets shall not be deemed a breach by the Executive under this Agreement). For purposes of this Section 5(b)(iii), "material" means a matter having substantial import or consequences.

         Upon any termination of the Executive's employment by the Company for Cause, the Company shall pay to the Executive the accrued (but unpaid) Base Salary then in effect prorated on a daily basis up to the date specified in such termination notice and such Base Salary shall thereafter cease to be payable by the Company to the Executive as of such specified date, and the Executive shall not receive any Base Salary accruing thereafter or any Bonus Payment for the Fiscal Year in which such termination occurs or for any subsequent period, or any other benefit with respect to his employment with the Company, other than as may be specified by state or federal law. In order for Cause to be a basis for termination of the Employment Term under Section 5(b)(iii), the Company shall first send a notice to the Executive setting forth in reasonable detail the specified act or omission of the Executive which constitutes the material breach of any of the Executive's material covenants under this Agreement and shall specify a period of not less than 30 days during which the Executive shall have an opportunity to cure such material breach. If after such cure period the Company reasonably determines that the Executive has failed to cure such material breach, the Company shall so notify the Executive, and the Executive's employment under this Agreement shall terminate upon a date set forth therein. During such cure period the Executive shall continue to have uninterrupted access to the Company's places of business solely to discharge his duties under this Agreement and to cure such material breach.

                  (c) The Executive shall have the right, at his election, to terminate the Employment Term and the Executive's employment relationship with the Company by notice to the Company within 30 days after the occurrence of a Good Reason Event as defined below in this Section. As used in this Agreement, a "Good Reason Event" means any of the following, after required notice and permitted cure:


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                           (i)      the Company's or Sleepmaster's material
                  breach of any material covenant of this Agreement, including, but not limited to, the failure of the Executive to be elected to the Board of the Company and to the Board of Advisors of Sleepmaster and Holdings;

                           (ii) the assignment of the Executive without his consent to a position, responsibilities or duties of a materially lesser status or degree of responsibility than the Executive's position, responsibilities or duties with the Company as of January 1, 1997;

                           (iii) the relocation of the Company's principal executive offices outside the metropolitan West Palm Beach, Florida area without the Executive's consent; or

                           (iv) the requirement by the Company that the Executive be based anywhere other than the Company's principal executive offices without the Executive's consent.

In order for the occurrence of any Good Reason Event to be a basis for termination of the Employment Term under Section 5(c), the Executive shall first send a notice to the Company setting forth in reasonable detail the material breach or specific act or omission of the Company which constitutes the Good Reason Event and shall specify a period of not less than 30 days during which the Company shall have an opportunity to cure such material breach or act or omission if such act or omission is, in the good faith determination of the Executive, curable within 30 days; provided, that if in good faith the Executive has determined the material breach or act or omission not to be so curable, the notice may further state that the Executive's employment under this Agreement shall terminate upon a date set forth therein. If after such cure period the Executive reasonably determines that the Company has failed to cure such material breach or act or omission, the Executive shall so notify the Company, and the Executive's employment under this Agreement shall terminate upon a date set forth therein. During such cure period the Executive shall continue to have uninterrupted access to the Company's places of business to discharge his duties under this Agreement. Upon a termination of the Employment Term and the Executive's employment relationship with the Company by the Executive as a result of the occurrence of a Good Reason Event the Company shall be financially obligated to the Executive in the manner and to the extent itemized in Section 7 of this Agreement.

                  (d) The Executive shall have the right, at his election upon written notice to the Company, to terminate the Employment Term and the Executive's employment relationship with the Company, immediately upon the Executive's voluntary resignation other than upon the occurrence of a Good Reason Event. Upon such voluntary resignation other than upon the occurrence of a Good Reason Event, the Company will pay the Executive the accrued (but unpaid) Base Salary then in effect, prorated on a daily basis up to the date of the Executive's voluntary resignation but the Company shall have no obligation to pay any additional compensation to the Executive under this Agreement, including any additional Base Salary or any Bonus Payment due for the Fiscal Year in which such voluntary resignation or termination by the Executive occurred or for any subsequent Fiscal Year. Such voluntary resignation by the Executive other than upon the occurrence of a Good Reason Event shall not be deemed a material breach by the Executive of any material covenant under this Agreement and shall not subject the Executive to any obligation, financial or otherwise, to the Company, except with respect to the Executive's violations of the terms of Sections 9, 10, 11 and 12 of this Agreement.


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                  (e)      Upon any termination of the Employment Term, whether
by the Company or the Executive, or upon the Expiration Date, the Executive shall resign all offices and directorships and from any other offices (including as a member of the Board of Advisors) held with the Company and its subsidiaries and affiliates, including Sleepmaster and Holdings.

                  (f) Upon any termination of the Employment Term, whether by the Company or the Executive, or upon the Expiration Date, the Company will reimburse the Executive for all out-of-pocket expenses with respect to which executive employees of the Company are generally entitled to reimbursement through the date of termination of the Employment Term, and with respect to which the Executive is entitled by virtue of Section 4, subject to the Executive's submission of such documentation as the Company shall require. All payments shall be made for purposes of this Section 5(f) at the time they would have been made if this Agreement had not been terminated.

         6.       Death and Disability.

                  (a) Death. The Employment Term shall immediately terminate upon the Executive's death. If the Executive dies prior to the Expiration Date, the Company will pay the Executive's legal representatives, as set forth below, in full and complete satisfaction of all of the Company's obligations under this Agreement, (i) the accrued (but unpaid) Base Salary then in effect prorated on a daily basis up to the date of the Executive's death;
(ii) the remaining (and unaccrued) Base Salary in effect at the time of his death that would have been paid to the Executive through the Expiration Date. Payments in satisfaction of the Company's obligations to the Executive pursuant to this Section 6(a) shall be made to the legal representative of the Executive in regular installments in accordance with the Company's general payroll practices, at the times such payments would have been made to the Executive had he not died; provided, that at such time as the Company receives (as named beneficiary thereunder) proceeds of any insurance policy on the life of the Executive, the Company will promptly pay to the Executive's legal representative within ten days of its receipt of such proceeds, a lump sum payment equal to (i) the accrued (but unpaid) Base Salary then in effect prorated on a daily basis up to the date of the Executive's death and (ii) the remaining (and unaccrued) Base Salary then in effect at the time of his death that would have been paid to the Executive through the Expiration Date (to the extent of such proceeds), but only if and to the extent not previously paid. Any such lump sum payment of life insurance proceeds shall be applied in the inverse order of payment obligations of the Company, from the Expiration Date back towards the date of the Executive's death, with any unsatisfied obligations of the Company due to the insufficiency of the receipted life insurance proceeds being satisfied periodically as if the Company had not received life insurance proceeds as a result of the death of the Executive; and (iii) any Bonus Payment due for the Fiscal Year in which the Executive's death occurred, prorated to reflect only that portion of the Fiscal Year prior to the death of the Executive, payable at the time such Bonus Payment would have been made to the Executive had he not died.

                  (b) Disability. If during the Employment Term the Executive suffers from a "disability" as defined and determined in Section 6(d):
(i) the Base Salary otherwise payable during the Disability Period (as herein defined) shall nevertheless be payable on the terms set forth herein to the Executive as a disability benefit ("Disability Benefit") but shall be reduced by disability insurance proceeds paid to the Executive pursuant to any benefit plan of the Company; (ii) any Bonus


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Payment for the calendar year in which the Disability occurred shall be prorated to reflect only that portion of the fiscal year during which the Executive performed services if the Disability equals or exceed 120 days of such year but otherwise shall not be subject to proration in the event of Disability; and
(iii) the Company shall not have the right to terminate this Agreement due to such Disability. If the Executive dies at any time prior to the Expiration Date, the provisions of Section 6(a) shall apply and the Company will pay the Executive's legal representatives, within 10 days of their appointment, the remaining (and unaccrued) Base Salary in effect at the time of his death that would have been paid to the Executive through the Expiration Date in the same manner and under the same conditions as stipulated in Section 6(a) above.

                  (c) Determination of Disability. For purposes of this Section, the Executive will be deemed to have a "disability" if, for physical or mental reasons, the Executive is unable to perform the essential functions of the Executive's duties under this Agreement for 120 consecutive days, or 180 days during any twelve month period, as determined in accordance with this
Section 6(d). The disability of the Executive will be determined by a medical doctor selected by written agreement of the Company and the Executive upon the request of either party by notice to the other. If the Company and the Executive cannot agree on the selection of a medical doctor, each of them will select a medical doctor and the two medical doctors will select a third medical doctor who will determine whether the Executive has a disability. The determination of the medical doctor selected under this Section will be binding on both parties. The Executive must submit to a reasonable number of examinations by the medical doctor making the determination of disability under this Section and the Executive hereby authorizes the disclosure and release to the Company of such determination and all supporting medical records. If the Executive is not legally competent, the Executive's legal guardian or duly authorized attorney-in-fact will act in the Executive's stead, under this Section 6(d), for the purposes of submitting the Executive to the examinations, and providing the authorization of disclosure, required under this Section.

         7. Termination by Company without Cause or by the Executive for Good Reason. If the Executive terminates the Employment Term upon the occurrence of a Good Reason Event, as provided in Section 5(c), or if the Company terminates the Employment Term "without Cause" as provided in Section 5(a)(iii), the Executive's Base Salary in effect at the time of the event for the period from the date of termination through the Expiration Date shall be paid by the Company to the Executive, in a lump sum, not later than the effective date specified in the termination notice (or, if there is no date specified in the termination notice, the date which is five business days after the date of the notice). In addition thereto, on the same date, the Executive shall receive in lieu of and in total satisfaction of any Bonus Payment due or to become due under this Agreement an amount equal to Two Thousand Three Hundred Dollars ($2,300.00) multiplied by the number of months in the period beginning with the end of the most recently completed Fiscal Year prior to the date of termination and ending on the Expiration Date (the "Stub Period"), and the Executive shall also receive, together with the foregoing, the Company's assumption of COBRA payments made with respect to the Executive, to maintain in place medical insurance coverage provided to the Executive under Section 4(a) through the Expiration Date and (payable on the same date as the lump sum Base Salary payment), the Company's good faith estimate of the monetary equivalent of the benefits payable under Section 4(a), through the Expiration Date (including the premium cost of obtaining and maintaining the same health insurance benefits enjoyed by the Executive if the Company's COBRA coverage for the Executive cannot remain in effect from the date of such termination through the Expiration
Date). In addition the Executive shall receive,


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
together with the foregoing (payable on the same date as the lump sum Base Salary payment), the Company's good faith estimate of the monetary equivalent of the benefits payable under Sections 4(e) and 4(f), through the Expiration Date (valued at the Executive's replacement cost) which the Executive would have received during the Stub Period. The provisions of this Section 7 are also the exclusive provisions that will apply if a court or arbitrator should determine that the Company's termination of the Executive's employment was "without Cause" or was by reason of a material breach by the Company of any of its obligations under this Agreement or was upon the occurrence of a Good Reason Event (although the payment of such benefits by virtue of this Section 7 are not conditioned on such judicial or arbitration determination), but shall not preclude or limit any action by the Executive based on any alleged gross negligence, recklessness or tortious conduct by the Company in connection with such termination. The Executive hereby agrees that, subject to and upon the satisfaction by the Company of each of its obligations to the Executive pursuant to Sections 5, 6 and 7, no severance compensation of any kind, nature or amount shall be payable to the Executive and, except as expressly provided in Sections 5, 6 and 7 of this Agreement, the Executive hereby irrevocably waives any claim for severance compensation.

         8. Key-Man Insurance. The Company shall have the right to obtain a life insurance policy or policies on the life of Executive, in amounts determined by the Board of Directors of the Company (but in no event in excess of One Million Dollars ($1,000,000)), and Executive agrees to make himself available for such physical examinations and will execute such applications and other documents and otherwise cooperate with the Company, as may be necessary to facilitate the issuance of such policy or policies. If the Company obtains an insurance policy (the "Policy") on the life of Executive, all proceeds payable in respect thereof shall be the property solely of the Company. If Executive's employment terminates for any reason other than Executive's Death, Executive may request that the Policy be assigned to Executive by giving written notice to the Company to that effect, and subject to obtaining any requisite consent from the insurer, the Company shall, if Executive has so requested, assign the Policy to Executive, subject to Executive's reimbursement to the Company of any premiums paid by the Company which relate to any period following the date of termination of Executive's employment, and the cash value, if any, of the Policy.

         9. Repurchase Option on Executive Interests. If the Executive ceases to be employed by the Company for any reason, including, but not limited to, the failure or inability of the Company and the Executive to elect to continue the Executive's employment with the Company after the Expiration Date, the membership interests of Holdings being acquired by the Executive as of the date of this Agreement (referred to as the "Executive Securities") (whether held by the Executive or by one or more of the Executive's transferees) will be subject to repurchase by Holdings and Sleep Investor, L.L.C. (the "Investor") (or its designee) pursuant to the terms and conditions set forth in this Section (the "Repurchase Option").

                  (a) The purchase price for each Executive Security will be the Fair Value for such unit (as defined on Schedule B). Notwithstanding the foregoing, (i) if the termination of the Employment Term is by the Company for Cause, then the purchase price for each of the Executive Securities will be the Executive's original cost thereof plus interest thereon accrued from the date of this Agreement through the date of payment for such Executive Security, calculated at a rate per annum equal to the latest published rate for United States Treasury Notes with a five-year maturity, as published in the "Treasury Bonds, Notes & Bills" column of The Wall Street Journal; and (ii) if the


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termination of the Employment Term is by the voluntary resignation of the
Executive without a Good Reason Event, then the purchase price for each Executive Security will be the Executive's original cost thereof.

                  (b) The Board of Advisors of Holdings may elect to cause Holdings to purchase all, but not less than all of the Executive Securities by delivering written notice (the "Repurchase Notice") to the holder or holders thereof within 90 days after the termination of the Executive's employment with the Company. The Repurchase Notice will set forth the aggregate consideration to be paid for the Executive Securities, as determined in Section 9(a) above, and the time and place for the closing of the transaction.

                  (c) If for any reason Holdings does not elect to purchase all of the Executive Securities that are subject to the Repurchase Option, pursuant to such Repurchase Option, the Investor (or its designees) shall be entitled to exercise the Repurchase Option for the Executive Securities which Holdings has not elected to purchase; provided, however, that if Holdings and the Investor fail to purchase all of the Executive Securities, that are subject to the Repurchase Option, no acquisition of any of the Executive Securities will be concluded.

                  (d) The closing of the purchase of the Executive Securities pursuant to the Repurchase Option shall take place on the date designated by Holdings in the Repurchase Notice, which date shall not be later than the 30th day after the delivery of the later of such notices to be delivered (or, if later, the 15th day after the Fair Value is finally determined) nor earlier than the fifth day after such delivery. Holdings and/or the Investor (or its designee) will pay for the Executive Securities, purchased pursuant to the Repurchase Option by delivery of a certified or cashier's check or wire transfer of good federal funds in an amount equal to the purchase price therefor times the number of all the Executive Securities. The purchasers of Executive Securities hereunder will be entitled to receive customary representations and warranties from the sellers as to title, authority and capacity to sell.

                  (e) Notwithstanding anything to the contrary contained in this Agreement, all repurchases of Executive Securities by Holdings or the Investor shall be subject to applicable legal restrictions. If any such restrictions prohibit the repurchase of Executive Securities hereunder which Holdings is otherwise entitled to make, Holdings may make such repurchases as soon as it is permitted to do so under such restrictions.

                  (f) If a "Sale of Holdings" (as hereinafter defined) shall be consummated within six months of the consummation of the repurchase of Executive Securities pursuant to this Section, then with respect to each Executive Security sold by the Executive pursuant to this Section, the Executive shall be entitled to receive an amount equal to the difference, if any, (i) between the per unit consideration received by Holdings or the Investor in connection with the Sale of Holdings and (ii) the repurchase price of the Executive Securities, per unit paid to the Executive; provided, that if the termination of the Executive's employment with the Company is by the Company for Cause or as a result of the voluntary resignation of the Executive without a Good Reason Event, this Section shall not apply. For purposes of this Agreement the term "Sale of Holdings" means (i) the sale of Holdings, in a single transaction or a series of related transactions, to a third party (which is not an Affiliate of Holdings) pursuant to which such third party proposes to acquire all or substantially all of the outstanding Common Interests (whether by merger, consolidation, recapitalization, reorganization, purchase of the outstanding Common Interests or otherwise) or (ii) the sale of all or substantially all of the consolidated assets of Holding or Sleepmaster. For purposes of this Agreement the term "Affiliate" of Holdings means any entity that directly or indirectly controls, or is controlled by, or is under common control with Holdings.

         10. Return of Property and Nondisclosure. Upon termination or expiration of the Executive's employment pursuant to this Agreement, the Executive will promptly deliver to the Company all data, lists, information, memoranda, documents and all other property belonging to the Company or containing "Confidential Information" or "Trade Secrets" of the Company or Sleepmaster (both as defined below), including, among other things, that which relates to services performed by the Executive for the Company, or was created or obtained by the Executive while performing services for the Company or by virtue of the Executive's relationship with the Company. Except as required in order to perform his obligations under this Agreement during the Employment Term and except for disclosure required by law or to permit enforcement of this Agreement, the Executive shall not, without the express prior written consent of the Company, disclose or divulge to any other person or entity, or use or modify for use, directly or indirectly, in any way, for any person or entity any of the Company's Confidential Information or Trade Secrets at any time (during or after the Executive's employment) during which data or information continues to constitute Confidential Information or a Trade Secret. For purposes of this Agreement, "Confidential Information" of the Company or Sleepmaster shall mean any valuable, competitively sensitive data or information related to the business of the Company or Sleepmaster (other than Trade Secrets) that are not generally known by or readily available to the competitors of the Company or Sleepmaster. "Trade Secrets" shall mean information or data of the Company or Sleepmaster including, but not limited to, technical or nontechnical data, financial information, programs, devices, methods, techniques, drawings, processes, financial plans, product plans, or lists of actual or potential customers or suppliers, that: (a) derive economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from their disclosure or use; and (b) are the subject of efforts that are reasonable under the circumstances to maintain their secrecy. To the extent that the foregoing definition is inconsistent with a definition of "trade secret" mandated under applicable law, the latter definition shall govern for purposes of interpreting the Executive's obligation under this Agreement. None of the foregoing obligations and restrictions applies to any part of the Confidential Information or Trade Secrets that the Executive demonstrates was or became generally available to the public other than as a result of a nonpermitted disclosure by the Executive. Except for disclosure required by law or to permit enforcement of this Agreement, the terms of this Agreement shall be deemed Confidential Information of the Company or Sleepmaster and shall not be discussed or disclosed by Executive with any person other than Executive's spouse, attorney or accountant.

         11. Noncompetition. The Executive acknowledges that he has substantial experience and expertise in the mattress business and that, as such, the services to be performed by him are of a special, unique, unusual and extraordinary character. The Executive further acknowledges that the nature of the services, position and expertise of the Executive are such that he is capable of competing with the Company. In consideration of this Employment Agreement and the remuneration payable to the Executive under this Employment Agreement, the Executive covenants and agrees that the Executive shall not, without the prior written consent of the Board, during the "Restricted Period"
(a)
directly or indirectly enter into the employ of or render any advice or services, whether or not for compensation, to any "Person" engaged in any "Competitive Business," (b) directly or indirectly engage in any Competitive Business, (c) directly or indirectly become interested, whether or not for compensation, in any Competitive Business as an individual, partner, shareholder, creditor, director, officer, principal, agent, employee, trustee, consultant, advisor or in any other relationship or capacity or, in the case of any such company whose securities are traded on a national securities exchange in the United States or otherwise or in the over-the-counter market, acquire, directly or indirectly, an interest in excess of one percent (1%) of the outstanding capital stock of such company. For purposes of this Section, "Restricted Period" shall mean the period commencing as of the Effective Date of this Agreement and ending on the Expiration Date. For purposes of this Section, any "Competitive Business" shall mean any business which is principally engaged in the manufacturing and sales of mattresses and other bedding products and which is located within the marketing area of Sleepmaster, the Company or any other subsidiary of Sleepmaster as of such time. For purposes of this Section, "Person" shall mean any corporation, partnership, trust, individual or any other entity. In the event that any provision of this Section is considered by a court of competent jurisdiction to be excessive in its duration, in the area to which it applies or in any other respect, it shall be considered modified and valid for such duration, for such area and in such other respects as such court may determine reasonable under the circumstances.

         12. Nonsolicitation. While he is employed by the Company, and for a period of three years thereafter, the Executive will not, directly or indirectly, without the prior written consent of the Company, solicit or attempt to solicit any employee, consultant, contractor or other personnel of the Company (other than Robert A. Kramer, John Fenn Foster and Martin Dytrych) to terminate, alter or lessen that party's affiliation with the Company or to violate the terms of any agreement or understanding with the Company. At any time the Executive may engage the services of the foregoing three individuals (or their respective professional service firms) in any matter in which the Executive's interest may be adverse to that of the Company, and the Company agrees in such case not to assert the existence of a conflict of interest so as to disqualify any of such individuals (or their respective professional service firms) from representing the Executive.

         13. Specific Remedies. In the event of the violation or threatened violation by the Executive of any of the covenants or provisions of Sections 10, 11, or 12, the Company or any holder of greater than 20% of the capital stock of the Company on behalf of the Company, shall have (i) the right and remedy of specific enforcement and performance of Sections 10, 11 and 12, including injunctive relief, it being acknowledged and agreed that any such violation or threatened violation will cause irreparable injury to the Company and that monetary damages will not provide an adequate remedy to the Company, and (ii) rights to any and all damages available as a matter of law.

         14. Notices. Any notices or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if delivered in person, if mailed by certified mail, return receipt requested, postage prepaid, if delivered by confirmed telefax or if sent by a nationally recognized overnight courier, delivery prepaid, addressed as follows:

                           Executive:

                                    Michael W. Bubis
                                    2366 Inland Cove Road
                                    Palm Beach Garden, Florida 33410

                           with copies to:

                                    Robert A. Kramer, Esq.
                                    Robert A. Kramer, P.A.
                                    316 South Baylen Street
                                    Pensacola, Florida 32501

                  Company:

                           Sleepmaster L.L.C.
                           2001 Lower Road
                           Linden, New Jersey 07036-6520

                  with copies to:

                           Greenberg, Traurig, Hoffman, Lipoff, Rosen
                                    & Quentel
                           200 Park Avenue
                           New York, New York   10166
                           Attn: William A. Newman, Esq.
                           Fax No.: (212) 223-7161

All such written notices and communications delivered as aforesaid shall be deemed given for purposes of this Agreement on the day such notice or communication is received if delivered personally or by telefax, or, if delivered by certified mail, as aforesaid, on the date that is four business days after deposit in the mail or, if delivered by nationally recognized overnight courier, two days after it has been so sent.

         15.      General.

                  (a) This Agreement and all transactions contemplated by this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Florida, without regard to principles of conflicts of laws. The Company, Sleepmaster and the Executive acknowledge that a substantial portion of the negotiations, anticipated performance and execution of this Agreement occurred or shall occur in Palm Beach County, Florida, and that, therefore, without limiting the jurisdiction or venue of any other federal or state courts, each of the Company, Sleepmaster and the Executive irrevocably and unconditionally: (a) agrees that any suit, action or legal proceeding arising out of or relating to this Agreement may be brought in the courts of record of the State of Florida in Palm Beach County or the District Court of the United States, Southern District of Florida; (b) consents to the jurisdiction of each such court in any suit, action or proceeding; (c) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts; and (d) agrees that service of any court paper may be effected on such party by mail, as provided in this Agreement, or in such other manner as may be provided under applicable laws or court rules in said state.

                  (b) This Agreement contains the entire understanding of the Company, Sleepmaster and the Executive with respect to its subject matter and supersedes all previous written and oral agreements between the parties with respect to the subject matter set forth herein. There are no representations, promises, warranties, covenants or undertakings other than as expressly set forth herein or therein. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

                  (c) This Agreement may not be modified or amended except by a writing signed by both of the Company and the Executive.

                  (d) Any provision of this Agreement that is deemed invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction and subject to this section, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction. If the covenant should be deemed invalid, illegal or unenforceable because its scope is considered excessive, such covenant should be modified so that the scope of the covenant is reduced only to the minimum extent necessary to render the modified covenant valid, legal and enforceable.

                  (e) All of the covenants contained in this Agreement shall survive its expiration or termination for any reason, for the applicable statutory period of limitations.

                  (f) This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

                  (g) The headings and titles to the sections of this Agreement are inserted for convenience only and shall not be deemed a part of or affect the construction or interpretation of any provisions hereof.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                           COMPANY:

                                           PALM BEACH BEDDING COMPANY



                                           By: /s/ Charles Schweitzer
                                               ---------------------------------
                                           Name: Charles Schweitzer
                                                 -------------------------------

                                           Title: Chairman of the Board
                                                  ------------------------------

                                           EXECUTIVE:


                                           /s/ Michael W. Bubis
                                           -------------------------------------
                                                       Michael W. Bubis

And joined by Sleepmaster and Holdings for the purpose of being bound to perform the covenants made by Sleepmaster and Holdings in this Agreement.

                                           SLEEPMASTER L.L.C.


                                           By: /s/ Charles Schweitzer
                                               ---------------------------------
                                           Name: Charles Schweitzer
                                                 -------------------------------
                                           Title: Manager
                                                  ------------------------------

                                           By: /s/ James P. Koscica
                                               ---------------------------------
                                           Name: James P. Koscica
                                                 -------------------------------
                                           Title: Manager
                                                  ------------------------------


                                           SLEEPMASTER HOLDINGS, L.L.C.


                                           By: /s/ Charles Schweitzer
                                               ---------------------------------
                                           Name: Charles Schweitzer
                                                 -------------------------------
                                           Title: Manager
                                                  ------------------------------

                                           By: /s/ James P. Koscica
                                               ---------------------------------
                                           Name: James P. Koscica
                                                 -------------------------------
                                           Title: Manager
                                                  ------------------------------

                                                                      SCHEDULE A


                                   EBITDA Plan

             Fiscal Year                          EBITDA Target
          -----------------                    -------------------
                1998                               $ 6,100,000
                1999                                 7,087,000
                2000                                 8,213,000
                2001                                 9,495,000
                2002                                10,575,000

                                                                      SCHEDULE B


         The Board of Advisors of Holdings (the "Board") will initially determine the Fair Value of the Executive's Executive Securities as follows: (i) with reference to Preferred Units of Holdings owned by the Executive, the Fair Value of each unit shall be the amount per Unit that would be paid to the Executive if Holdings were dissolved and liquidated as of the date of the exercise of the Repurchase Option and (ii) with respect to Common Units of Holdings owned by the Executive, the Fair Value of each such unit shall be the Board's good faith estimate of the fair market value of Holding's common equity divided by the number of Common Units of Holdings outstanding on a fully diluted basis. Upon making its determination, the Board will notify the Executive of the Fair Value to be paid. Not later than 30 days following his receipt of the Board's determination, the Executive may notify Holdings that he does not agree with the Board's determination and, in the absence of such notice, the Board shall be entitled to presume that the Executive agrees with its determination. If the Executive notifies Holdings that he disagrees within the required time period, the Executive and Holdings shall promptly negotiate in good faith to resolve the issue or issues which form the basis for such disagreement and will revise the Fair Value accordingly. If the Executive and Holdings are unable to resolve their disagreement within 30 days after the Executive has sent his notice disagreeing with the Board's determination, the Executive and Holdings will refer such dispute to a professional appraiser with experience in valuing businesses of the approximate size of Holdings on a going concern basis mutually acceptable to the Executive and Holdings (the "Outside Appraiser") to determine the Fair Value of Holding's equity. If Executive and Holdings are unable to agree on the choice of an Outside Appraiser, they will select an investment banking firm with demonstrated expertise in mid-market mergers and acquisitions transactions in the southeastern United States as the Outside Appraiser. The determination of any Outside Appraiser firm so selected will be set forth in writing and will be conclusive and binding upon Holdings and the Executive. Holdings and the Executive will each pay one half of the fees, expenses and costs of the Outside Appraiser for the services described herein. In no event shall any determination of Fair Value, whether by the Board or the Outside Appraiser, apply a discount to the value of the Executive Securities for lack of marketability or minority interest.

                                                                  DRAFT: 2/24/98

    SLEEPMASTER HOLDINGS L.L.C. CAPITALIZATION CHART - POST PBBC ACQUISITION

------------------- ----------------------------- ------------------ --------------------------- -------------------- --------------
                                                                                                COMMON UNITS/%
                                                                                                 SLEEPMASTER        COMMON UNITS/%
                                                 % OF COMMON                                     OPTIONS ONLY     PBBC OPTIONS ONLY
                    COMMON INTERESTS ISSUED AND    ISSUED &                    % OF PREFERRED  WITHOUT EXERCISE  WITHOUT EXERCISE OF
     MEMBER                 OUTSTANDING          OUTSTANDING  PREFERRED UNITS     INTEREST        OF WARRANT           WARRANT
------------------  ---------------------------  -----------  ---------------  --------------  ----------------  -------------------
Management                   2,366                  27.95%       1,542.84           15.04%       2,896/32.19%        2,475/28.86%
------------------  ---------------------------  -----------  ---------------  --------------  ----------------  -------------------
Schweitzer                     720                   8.51          514.28            5.01          932/10.36            720/8.40
------------------  ---------------------------  -----------  ---------------  --------------  ----------------  -------------------
Koscica                        360                   4.25          257.14            2.51           466/5.18            360/4.20
------------------  ---------------------------  -----------  ---------------  --------------  ----------------  -------------------
DuPont                         360                   4.25          257.14            2.51           466/5.18            360/4.20
------------------  ---------------------------  -----------  ---------------  --------------  ----------------  -------------------
Reilly                         360                   4.25          257.14            2.51           466/5.18            360/4.20
------------------  ---------------------------  -----------  ---------------  --------------  ----------------  -------------------
Tauber                          50                   0.59             --              --             50/0.55              50/0.6
------------------  ---------------------------  -----------  ---------------  --------------  ----------------  -------------------
Phillips                        50                   0.59             --              --             50/0.55              50/0.6
------------------  ---------------------------  -----------  ---------------  --------------  ----------------  -------------------
Bubis                          466                   5.51          257.14            2.51           466/5.18            466/5.43
------------------  ---------------------------  -----------  ---------------  --------------  ----------------  -------------------
PBBC Mngt                      --                     --              --              --                 --             109/1.27
------------------  ---------------------------  -----------  ---------------  --------------  ----------------  -------------------
PMI*                         1,000                  11.81        1,428.56           13.93        1,000/11.12         1,000/11.66
------------------  ---------------------------  -----------  ---------------  --------------  ----------------  -------------------
CVC*                        760.71 voting            45.5        5,547.88           54.09      3,852.3/42.82       3,852.3/44.93
                          3,091.59 nonvoting
------------------  ---------------------------  -----------  ---------------  --------------  ----------------  -------------------
CCT*                        133.76 voting               8          975.68            9.51        677.46/7.53          677.46/7.9
                             543.7 nonvoting
------------------  ---------------------------  -----------  ---------------  --------------  ----------------  -------------------
Coinvestors*                  99.9  voting           5.98          728.57            7.10        505.89/5.62          505.89/5.9
                            405.99 nonvoting
------------------  ---------------------------  -----------  ---------------  --------------  ----------------  -------------------
Boyle*                        45.6 voting            0.76           33.58            0.33         64.31/0.72          64.31/0.75
                             18.71 nonvoting
------------------  ---------------------------  -----------  ---------------  --------------  ----------------  -------------------
         TOTAL:           8,465.96                    100%      10,257.11             100%      8,995.96/100%       8,574.96/100%
------------------  ---------------------------  -----------  ---------------  --------------  ----------------  -------------------

                    COMMON UNITS/% PBBC   COMMON UNITS/% UPON
                      AND SLEEPMASTER    EXERCISE OF WARRANTS  COMMON UNITS/%
                      OPTIONS WITHOUT     WITHOUT MANAGEMENT    ON A FULLY
     MEMBER         EXERCISE OF WARRANT         OPTIONS        DILUTED BASIS
------------------  -------------------  --------------------  --------------
Management                3,005/33%          2,366/21.77%        3,005/26.11%
------------------  -------------------  --------------------  --------------
Schweitzer               932/10.23              720/6.63            932/8.10
------------------  -------------------  --------------------  --------------
Koscica                   466/5.12              360/3.31            466/4.05
------------------  -------------------  --------------------  --------------
DuPont                    466/5.12              360/3.31            466/4.05
------------------  -------------------  --------------------  --------------
Reilly                    466/5.12              360/3.31            466/4.05
------------------  -------------------  --------------------  --------------
Tauber                     50/0.55               50/0.46             50/0.43
------------------  -------------------  --------------------  --------------
Phillips                   50/0.55               50/0.46             50/0.43
------------------  -------------------  --------------------  --------------
Bubis                     466/5.12              466/4.29            466/4.05
------------------  -------------------  --------------------  --------------
PBBC Mngt                 109/1.19                   --             109/0.95
------------------  -------------------  --------------------  --------------
PMI*                   1,000/10.98           3,403/31.31         3,403/29.57
------------------  -------------------  --------------------  --------------
CVC*                 3,852.3/42.31        3,852.30/35.44       3,852.3/33.47

------------------  -------------------  --------------------  --------------
CCT*                   677.46/7.44           677.46/6.23         677.46/5.89

------------------  -------------------  --------------------  --------------
Coinvestors*           505.89/5.56           505.89/4.66         505.89/4.40

------------------  -------------------  --------------------  --------------
Boyle*                  64.31/0.71            64.31/0.59          64.31/0.56

------------------  -------------------  --------------------  --------------
         TOTAL:       9,104.96/100%        10,868.96/100%      11,508.15/100%
------------------  -------------------  --------------------  --------------


*  Interests are held indirectly through Sleep Investor LLC